Exhibit 10.3

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 14th day of April, 2021, by and between Roth CH Acquisition II Co., a Delaware corporation (the “Company”) and the undersigned (“Subscriber” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Transaction Agreement (as defined below).

WHEREAS, the Company and the other parties named therein propose to enter into an Agreement and Plan of Merger (the “Transaction Agreement”), pursuant to which the Company will acquire Reservoir Holdings, Inc. (“Reservoir”), on the terms and subject to the conditions set forth therein (the “Transaction”);

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company that number of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), set forth on the signature page hereto (the “Shares”) for a purchase price of $10.00 per share (the “Per Share Price”), or the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the Closing (as defined below); and

WHEREAS, in connection with the Transaction, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and/or “accredited investors” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)) have entered into separate subscription agreements with the Company (the “Other Subscription Agreements”) substantially similar to this Subscription Agreement, pursuant to which all such investors have, together with the Subscriber pursuant to this Subscription Agreement, agreed, severally but not jointly with the subscribers to the Other Subscription Agreements, to purchase shares of Common Stock at the Per Share Price.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.        Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Shares on the terms and conditions set forth herein (such subscription and issuance, the “Subscription”).

2.        Representations, Warranties and Agreements.

2.1        Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to Subscriber, Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1         If Subscriber is not an individual, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2        If Subscriber is not an individual, this Subscription Agreement has been duly authorized, executed and delivered by Subscriber. If Subscriber is an individual, the signature on this Subscription Agreement is genuine, and Subscriber has legal competence and capacity to execute the same. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3        The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) if Subscriber is not an individual, result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

2.1.4        Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is an accredited investor and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Shares. Subscriber understands and acknowledges that the purchase of the Shares pursuant to this Agreement meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

2.1.5        Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber, other than to the Company or any investment fund or managed account managed by the same investment adviser as the Subscriber or having the same general partner or an affiliated general partner and which investment fund or managed account shall be deemed to make the same representations as Subscriber hereunder (each “Subscriber Affiliate”), absent an effective registration statement under the Securities Act with respect to the Shares or an opinion of counsel reasonably satisfactory to the Company that such registration statement is not required and an applicable exemption from the registration requirements of the Securities Act is available, and that any certificates or book entries representing the Shares shall contain a legend to such effect. Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares. Nothing under this Subscription Agreement shall prohibit the subscriber from offering, reselling or transferring any of the Shares to an “accredited investor” pursuant to Section 4(a)(7) under the Securities Act; provided that the transferee agrees to be bound by the terms of this Subscription Agreement.

2.1.6        Subscriber acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Company or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement and the management presentation provided to Subscriber by the Company.

2.1.7        Subscriber represents and warrants that (i) it is not a Benefit Plan Investor as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) its acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

2.1.8        In making its decision to purchase the Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and upon the representations and warranties of the Company made in this Subscription Agreement and in the management presentation provided to Subscriber. The Subscriber acknowledges and agrees that the Subscriber has received and has had an adequate opportunity to review, and ask questions with respect to, such financial and other information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares and made its own assessment and is satisfied concerning the relevant tax, legal and other economic considerations relevant to the Subscriber’s investment in the Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed the documents provided to the Subscriber by the Company. The Subscriber represents and agrees that the Subscriber have had the full opportunity to ask such questions, receive such answers and obtain such information regarding the Company, the Target and the Transaction, as the Subscriber have deemed necessary to make an investment decision with respect to the Shares. The Subscriber acknowledges that no disclosure or any information received by the Subscriber has been prepared by any of Roth Capital Partners, LLC or Craig-Hallum Capital Group LLC (collectively, the “Placement Agents”) and that the Placement Agents and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Company. The Subscriber acknowledges that it has not relied on any statements or other information provided by the Placement Agents or any of the Placement Agents’ affiliates with respect to its decision to invest in the Shares, including information related to the Company, the Shares and the offer and sale of the Shares. Nothing in this Section 2.1.8 shall be deemed to limit the Subscriber’s right to rely on the representations and warranties made to the Subscriber in this Agreement and the management presentation.

2.1.9        Subscriber became aware of this offering of the Shares solely (a) by means of direct contact from one or both of the Placement Agents or (b) directly from the Company as a result of a pre-exiting, substantial relationship with the Company, and the Shares were offered to Subscriber solely by direct contact between Subscriber and any of the Placement Agents or the Company. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Placement Agents have not acted as its financial advisor or fiduciary. Subscriber acknowledges that the Company represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any other federal, state or foreign securities laws.

2.1.10        Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber understands and acknowledges that the purchase and sale of the Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

2.1.11 Subscriber represents and acknowledges that Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Shares, has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber further acknowledges specifically that a possibility of total loss of investment exists and that it is able to fend for itself in the transactions contemplated herein.

2.1.12        Subscriber understands and agrees that no federal, state or other agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

2.1.13        Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program or (ii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited  Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a U.S. financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived.

2.1.14        Subscriber will have sufficient available funds at the Closing to pay the Purchase Price pursuant to Section 3.1.

2.1.15        Subscriber represents that no disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Subscriber hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to Subscriber or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 2.1.15, “Rule 506(d) Related Party” shall mean a person or entity that is a direct beneficial owner of Subscriber’s securities for purposes of Rule 506(d) under the Securities Act.

2.2        Company’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Shares, the Company hereby represents and warrants to Subscriber and agrees with Subscriber as follows:

2.2.1        The Company has been duly incorporated and is validly existing as a corporation in good standing under the Delaware General Corporation Law (the “DGCL”), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2        The Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Shares in accordance with the terms of this Subscription Agreement and registered with the Company’s transfer agent, the Shares will be validly issued, fully paid and non-assessable and the Shares will not have been authorized in violation of or subject to any preemptive or similar rights created under the Company’s amended and restated certificate of incorporation or any agreement to which the Company is a party or under the DGCL.

2.2.3        This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.2.4        The execution, delivery and performance of this Subscription Agreement (including compliance by the Company with all of the provisions hereof), issuance and sale of the Shares and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity, results of operations or prospects of the Company after giving effect to the Transaction (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

2.2.5        Neither the Company nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the Securities Act.

2.2.6        Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares.

2.2.7        The Company has provided Subscriber an opportunity to ask questions regarding the Company and made available to Subscriber all the information reasonably available to the Company that Subscriber has requested for deciding whether to acquire the Shares.

2.2.8        No Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) under the Securities Act is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act.

2.2.9        Until the earliest of (i) the first date on which the undersigned can sell all of its Shares, under Rule 144 under the Securities Act (“Rule 144”) without limitation as to the manner of sale, current public information or the amount of such securities that may be sold and (ii) the date on which such Shares have actually been sold, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

2.2.10       Following the Disclosure Time (as defined in Section 7) or otherwise as required by applicable law, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Subscriber or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Subscriber shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Subscriber shall be relying on the foregoing covenant in effecting transactions in securities of the Company; provided, that each Subscriber shall be solely responsible for its compliance with federal, state and foreign securities laws.

2.2.11       From the date hereof until 60 days after the date Effective Date (as defined in Section 4.4), neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents. Notwithstanding the foregoing, this Section 2.2.11 shall not apply in respect of an Exempt Issuance. “Common Stock Equivalents” means any securities of the Company or the subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by the board of directors of the Company, (b) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding as of the Closing Date, provided that such securities have not been amended since the date of the Closing to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than pursuant to customary anti-dilution provisions) or to extend the term of such securities, (c) equity securities issued pursuant to acquisitions or strategic transactions approved by the board of directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require the filing of any registration statement in connection therewith during the prohibition period in this Section 2.2.11, and provided that any such issuance shall only be to a counterparty (or to the equityholders of a counterparty) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) shares and securities issued in connection with the Transaction and (e) shares of Common Stock (i) issuable pursuant to Other Subscription Agreements on the same terms and conditions hereunder entered into after the date hereof and prior to the earlier of (A) the initial filing of the registration statement required pursuant to the Registration Rights Agreement and (B) the Filing Date (as defined in the Registration Rights Agreement).

2.2.12       As of the date of this Subscription Agreement, the authorized capital stock of the Company consists of 50 million shares of Common Stock. As of the date of this Subscription Agreement, 14,650,000 shares of Common Stock are issued and outstanding and (ii) 5,887,500 shares of Common Stock are reserved for issuance upon the exercise of warrants (“Warrants”) to purchase shares of Common Stock. All (i) issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. As of the date hereof, except as set forth above pursuant to the organizational documents or IPO of the Company, the Other Subscription Agreements, the Transaction Agreement and any promissory notes that may be issued by the Company’s sponsor to the Company for working capital purposes, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any shares of Common Stock or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, other than the subsidiary created for purposes of the Transaction, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than (A) as set forth in the Company’s filings with the Securities and Exchange Commission (the “Commission”), together with any amendments, restatements or supplements thereto (the “SEC Documents”) and (B) as contemplated by the Transaction Agreement. Except as disclosed in the SEC Documents, the Company had no outstanding indebtedness and will not have any outstanding long-term indebtedness as of immediately prior to the Closing. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any third-party. There are no outstanding securities or instruments of the Company with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument as a result of the issuance of the Shares. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company.

2.2.13       The Company has not entered into any side letter or similar agreement with a subscriber under any Other Subscription Agreement (an “Other Subscriber”) in connection with such Other Subscriber’s direct or indirect investment in the Company.  No Other Subscription Agreements have been or will be amended in any material respect following the date of this Subscription Agreement, and each Other Subscription Agreement reflects the same Per Share Purchase Price and terms that are not materially more favorable to such Other Subscriber thereunder than the terms of this Subscription Agreement. If, and whenever on or after the date hereof, the Company enters into an Other Subscription Agreement pursuant to which the terms and conditions are more favorable to the Other Subscriber, this Subscription Agreement and the Registration Rights Agreement (if applicable) shall be, without any further action by the Subscriber or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Subscriber shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Other Subscription Agreement.

2.2.14       The Company has filed all SEC Documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof as the Company was required by law or regulation to file such material on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act as applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has timely filed each SEC Document that the Company was required to file with the Commission since its inception. There are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.2.15 The Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

2.2.16       There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign). There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

2.2.17       Other than the fees and expenses of the Placement Agents, there are no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker or bank with respect to the transactions contemplated by the Transaction Documents. The Subscriber shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other third party for fees of a type contemplated in this Section 2.2.17 that may be due in connection with the transactions contemplated by this Subscription Agreement.

2.2.18. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from the Nasdaq Capital Markets (“Nasdaq”) is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of Nasdaq. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Nasdaq or the Commission with respect to any intention by such entity to deregister the Common Stock or prohibit or terminate the listing of the Common Stock on the Nasdaq.

2.2.19       The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Subscriber as a result of the Subscribers and the Company fulfilling their obligations or exercising their rights under this Subscription Agreement and the Other Subscription Agreements.

2.2.20       The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within the foreseeable future other than as a result of a failure to complete a Business Combination within the meaning of the Company’s Amended and Restated Certificate of Incorporation.

2.2.21       The Company is not, and immediately after receipt of payment for the Shares and the shares sold pursuant to the Other Subscription Agreements, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an Affiliate (as defined in Rule 144 under the Securities Act) of an “investment company.”

2.2.22       Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 2.1, (i) no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Subscriber in the manner contemplated by this Subscription Agreement and (ii) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or special filing with any Regulatory Authority is required on the part of the Company in connection with the consummation of the offer and sale of the Shares contemplated by this Subscription Agreement. For the purposes of this Section 2.2.22, “Regulatory Authority” shall mean (a) any federal, state or local governmental authority, (b) any national securities association or securities exchange, including, for the avoidance of doubt, Nasdaq, (c) the Commission, (d) the Financial Industry Regulatory Authority, or (e) any other regulatory body of a similar nature.

2.2.23       Substantially concurrently with the Closing of this Subscription Agreement, the Company, Reservoir, and other parties named therein, shall consummate the Transaction.

3.        Settlement Date and Delivery.

3.1        Closing. The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the closing date of, and immediately prior to, the consummation of the Transaction. Not less than four business days’ prior to the scheduled closing of the Transaction, the Company (or an agent acting on its behalf) shall provide written notice to Subscriber (the “Closing Notice”) of the anticipated date that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied. On the closing date specified in the Closing Notice (the “Closing Date”), Subscriber shall deliver the Purchase Price for the Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against and concurrently with the delivery by the Company to Subscriber of the Shares in book-entry form (or in certificated form if indicated by the Subscriber on the Subscriber’s signature page hereto). On the Closing Date, the Company shall deliver to Subscriber (or its nominee in accordance with the delivery instructions) or to a custodian designated by Subscriber, as applicable, a copy of the records of the Company’s transfer agent or other evidence showing Subscriber as the owner of the Shares on and as of the Closing Date. In the event the Closing does not occur within two business days of the Closing Date, the Company shall promptly (but not later than two business days thereafter) return the Purchase Price to Subscriber by wire transfer in immediately available funds to the account specified by the Subscriber.

3.2       Conditions to Closing.

3.2.1       The Closing shall be subject to the satisfaction or valid waiver by the Company, on the one hand, or the Subscriber, on the other, of the conditions that, on the Closing Date:

(i)        No suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred.

(ii)        No governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby.

(iii)        All conditions precedent to the consummation of the Transaction set forth in the Transaction Agreement shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Transaction, but subject to satisfaction of such conditions as of the consummation of the Transaction).

(iv)        No Material Adverse Effect (as defined in the Transaction Agreement) shall have occurred between the date of the Transaction Agreement and the Closing Date that is continuing.

3.2.2        The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

(i)        All representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date).

(ii)        The Subscriber shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement.

(iii)        The Subscriber shall have delivered a duly executed Registration Rights Agreement in the form of Exhibit A attached hereto (the “Registration Rights Agreement”).

3.2.3        The obligation of the Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by the Subscriber of the additional conditions that, on the Closing Date:

(i)        All representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (except that (1) representations and warranties expressly made as of an earlier date shall be true and correct in all material respects as of such date; and (2) representations and warranties already qualified as to materiality shall be true and correct in all respects), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date).

(ii)        The Company shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement.

(iii)        The Company shall have delivered a duly executed Registration Rights Agreement.

(iv)        The Company shall have filed with the Nasdaq an application for the listing of the Shares and Nasdaq shall have raised no objection with respect thereto.

(v)        The Transaction Agreement (as the same exists on the date of this Subscription Agreement) shall not have been amended to materially adversely affect the economic benefits that the Subscriber would reasonably expect to receive under this Subscription Agreement without having received Subscriber’s prior written consent.

(vi)        All conditions precedent to the closing of the Transaction set forth in the Transaction Agreement shall have been satisfied or waived (other than those conditions that may only be satisfied at the closing of the Transaction, but subject to the satisfaction or waiver of such conditions as of the closing of the Transaction).

(vii)        Either (i) the Registration Statement shall have been declared effective by the Commission or (ii) the Company shall have been telephonically advised by the staff of the Commission that it will grant the Company’s request to accelerate the effectiveness of the Registration Statement.

4.       Transfer Restrictions.

4.1       The Shares may only be resold, transferred, pledged or otherwise disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, Rule 144 or pursuant to another applicable exemption from the registration requirements of the Securities Act, or a transfer to the Company, as applicable or to one or more Subscriber Affiliates or to a lender to Subscriber pursuant to a pledge and, thereafter, a transferee thereof pursuant to a foreclosure, of the Subscriber, the Company, may require the transferor thereof to provide to the Company, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares, and after the consummation of the Transaction, the Shares, under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Subscription Agreement and the Registration Rights Agreement and such transferee and each Subscriber Affiliate transferee and each lender transferee and their subsequent transferees shall have the rights and obligations of the Subscriber under this Agreement and the Registration Rights Agreement.

4.2       The Company acknowledges and agrees that the Subscriber may from time to time pledge pursuant to a bona fide margin agreement or prime brokerage agreement or grant a security interest in some or all of the Shares, to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Subscriber may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company, and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith; further, no notice shall be required of such pledge; provided that the Subscriber and its pledgee shall be required to comply with other provisions of Section 4 hereof in order to effect a sale, transfer or assignment of the Shares to such pledgee. At the Subscriber’s expense, the Company, will execute and deliver such reasonable documentation as a pledgee or secured party of the Shares, may reasonably request in connection with a pledge or transfer of the Shares.

4.3        The Subscriber agrees to the imprinting, so long as is required by this Section 4, of a legend on any of the Shares, in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.

4.4       Subject to applicable requirements of the Securities Act and the interpretations of the Commission thereunder and any requirements of the Company’s transfer agent, the Company shall use commercially reasonable efforts to ensure that instruments, whether certificated or uncertificated (including such instruments in book-entry form), evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.3), (i) while a registration statement covering the resale of such Shares is effective under the Securities Act (provided that the Subscriber provides the Company with a duly executed legend removal certificate in the form of Exhibit B attached hereto), (ii) following any sale of such Shares (x) pursuant to an effective registration statement covering the resale of such Shares or (y) pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, and in each case, the Subscriber provides the Company with such undertakings to effect any sales or other transfers as may be required by the Securities Act, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (the earliest of such dates, the “Effective Date”).

4.5       The Subscriber agrees with the Company that the Subscriber will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from instruments representing Shares, as set forth in this Section 4 is predicated upon the Company’s reliance upon this understanding.

5.        Termination. Except for the provisions of Sections 5, 6 and 8, which shall survive any termination hereunder, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Transaction Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (iii) if any of the conditions to Closing set forth in Section 3.2 of this Subscription Agreement are not satisfied or waived on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing or (iv) if the Closing shall not have occurred on or before October ___, 2021; provided, that, subject to the limitations set forth in Section 8, nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement.

6.        Miscellaneous.

6.1        Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

6.1.1        Subscriber acknowledges that the Company, the Placement Agents (who shall be third-party beneficiaries thereunder) and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. The Company acknowledges that the Subscriber will rely on the acknowledgements, understandings, agreements, representations and warranties made by the company contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

6.1.2        The Company is entitled to rely upon this Subscription Agreement and is authorized to produce a form of this Subscription Agreement to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3        The Company may request from Subscriber such additional information as the Company may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall use reasonable best efforts to provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

6.1.4        Each of the parties hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein (it being agreed that the Commission registration fee with respect to the Shares will be paid solely by the Company).

6.2        Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Company (prior to the Transaction closing), to:

Roth CH Acquisition II Co.
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660
Attention: Byron Roth
E-mail: broth@roth.com

with a required copy to (which copy shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue, 19th Floor
New York, NY 10154
Attention: Mitchell S. Nussbaum, Esq.
E-mail: mnussbaum@loeb.com

(iii) if to the Company (following the Transaction closing), to:

Reservoir Holdings, Inc.
75 Varick Street, 9th Floor
New York, NY 10013
Attention:
E-mail:

with a required copy to (which copy shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: David S. Huntington, Esq.; Jeffrey D. Marell, Esq.
E-mail: dhuntington@paulweiss.com; jmarell@paulweiss.com

6.3        Entire Agreement. This Subscription Agreement, together with the Registration Rights Agreement, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise expressly set forth in Section 6.1.1, this Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

6.4        Modifications and Amendments. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by a majority in interest of, collectively, the Subscriber and subscribers party to the Other Subscription Agreements; provided, however, any material modification, waiver or termination to the economic terms of the transactions contemplated under this Subscription Agreement shall require the prior written consent of the Subscriber if the Subscriber (along with any affiliated Other Subscribers of the Subscriber) has an aggregate Purchase price of at least $5 million.

6.5        Waivers and Consents. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by a majority in interest of, collectively, the Subscriber and subscribers party to the Other Subscription Agreements; provided, however, any material waiver or consent relating to the economic terms of the transactions contemplated under this Subscription Agreement shall require the prior written consent of the Subscriber if the Subscriber (along with any affiliated Other Subscribers of the Subscriber) has an aggregate Purchase price of at least $5 million No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Subscription Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6        Assignment. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned; provided, however, Subscriber may transfer its rights and obligations hereunder to another one or more investment fund or account managed or advised by the same manager as Subscriber (or a related party or affiliate) defined above as a Subscriber Affiliate or a lender and, through a lender, a transferee of the lender upon default, provided, that such transfer shall release Subscriber of its obligations hereunder unless (a) the assignee expressly does not assume such obligations in the applicable transfer documentation and (b) upon request, such assignee fails to provide documentation reasonably satisfactory to the Company that assignee can satisfy such obligations.

6.7        Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

6.8        Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

6.9        Consent to Jurisdiction; Waiver of Jury Trial. The parties hereto agree to submit any matter or dispute resulting from or arising out of the execution, performance, interpretation, breach or termination of this Agreement to the non-exclusive jurisdiction of federal or state courts within the State of New York. Each of the Parties agrees that service of any process, summons, notice or document in the manner set forth in Section 6.2 hereof or in such other manner as may be permitted by applicable law, shall be effective service of process for any proceeding in the State of New York with respect to any matters to which it has submitted to jurisdiction in this Section 6.9. Each of the parties hereto irrevocably and unconditionally agrees that it is subject to, and hereby submits to, the personal jurisdiction of the courts located in the State of New York for any action, suit or proceeding arising out of this Subscription Agreement or the transactions contemplated hereunder and waives any objection to the laying of venue in the United States District Court for the Southern District of New York, or the New York state courts if the federal jurisdictional standards are not satisfied, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO A TRIAL BY JURY.

6.10        Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.11        No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.12        Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transaction, all representations, warranties, covenants and agreements of the parties hereto as set forth herein shall survive the consummation of the Transaction and remain in full force and effect.

6.13        Expenses. Except for placement fees payable to the Placement Agents, the Company has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Shares, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Company. Each of the parties hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated hereby.

6.14        Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.15        Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.16        Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.17       Intended Tax Treatment. For U.S. federal income tax purposes, the Subscribers’ beneficial ownership of the Common Stock shall be disregarded as transitory, and the Purchase Price shall be treated as paid by Subscribers to the Company for Common Stock as part of the same plan as the transfer of other property to the Company for Common Stock, in a single integrated transaction that satisfies the requirements of Section 351 of the Internal Revenue Code.

7.        Disclosure. The Subscriber hereby acknowledges that the terms of this Subscription Agreement will be disclosed by the Company in a Current Report on Form 8-K filed with the Commission promptly following the date of this Agreement (the time of such filing, “Disclosure Time”) and a form of this Subscription Agreement will be filed with the Commission as an exhibit thereto. From and after the Disclosure Time, the Company represents to the Subscriber that it shall have publicly disclosed all material, non-public information delivered to the Subscriber by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated by the Subscription Agreement and the Transaction Agreement. In addition, effective upon the Disclosure Time, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, agents, employees or affiliates on the one hand, and any of the Subscribers or any of their affiliates on the other hand, shall terminate. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Subscriber, or include the name the name of the Subscriber in any filing with the Commission or any regulatory agency or Nasdaq, without the prior written consent of the Subscriber, except (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final transaction documents with the Commission and (b) to the extent such disclosure is required by law or Nasdaq regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

8.       Trust Account Waiver. Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering (the “IPO”) dated December 10, 2020 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of Company’s IPO and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Company, its public shareholders and the underwriters of Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 8 shall be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Company acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company.

[Signature Page Follows]

 IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

ROTH CH ACQUISITION II CO.

By:
Name:
Title:

[SIGNATURE PAGE OF SUBSCRIBER FOLLOWS]

[SIGNATURE PAGE OF SUBSCRIBER]

Accepted and agreed this __th day of [____], 2021.

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Subscriber:

Signature of Authorized Signatory of Subscriber:

Name of Authorized Signatory:

Title of Authorized Signatory:

Address for Notice to Subscriber:

Attention:

Email:

Telephone No.:

Address for Delivery of Shares to Subscriber (if not same as address for notice):

Subscription Amount: $

Number of Shares:

EIN Number:

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice.

If Subscriber wants certificated Shares rather than book-entry form, indicate here: _____

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box) SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Exchange Act; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer

☐	Any natural person whose individual net worth, or joint net worth with that person's spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth under this category: (a) the person's primary residence shall not be included as an asset; (b) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability. This category will not apply to any calculation of a person's net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that (A) such right was held by the person on July 20, 2010, (B) the person qualified as an accredited investor on the basis of net worth at the time the person acquired such right and (C) the person held securities of the same issuer, other than such right, on July 20, 2010;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person;

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests;

☐	Any entity, of a type not listed in categories (1), (2), (3), (7), or (8) above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this category, the Commission will consider, among others, the following attributes: (i) the certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution, (ii) the examination or series of examinations is designed to reliably and validly demonstrate an individual's comprehension and sophistication in the areas of securities and investing, (iii) persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment and (iv) an indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable;

☐	Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

☐	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1): (i) With assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

☐	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in the prior category and whose prospective investment in the issuer is directed by such family office pursuant to clause (iii) thereunder.